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                                                                    Exhibit 21.1


                    SUBSIDIARIES OF CHICAGO TITLE CORPORATION
                             AS OF THE SPIN-OFF DATE

  Chicago Title and Trust Company (Illinois)
      Chicago Title Insurance Company (Missouri)
            Alexander Title Agency, Inc. (Virginia)
            CATCO, Inc. (Oklahoma - 50%)
            Chicago Title Company (California)
                  Tri-Safe, Inc. (California - 25%)
            Chicago Title Company of Alameda County (California)
            Chicago Title Insurance Company of Puerto Rico
              (Puerto Rico - 99.2%)
            Chicago Title of Colorado, Inc. (Colorado)
            Creative Land Services, Inc. (Minnesota)
            Johnson County Title Company (Kansas)
            Lender's Posting and Publishing Company, Inc. (Delaware) Liberty Title Company (Minnesota)
            McHenry County Title Company (Illinois)
            Meade Title Agency, Inc. (Ohio)
            Service Title of Virginia, Inc. (Virginia - 30%)
            CTP, Inc. (Florida - 16%)
            Dallas Seven Index, Inc. (Texas - 14%)
            SKLD, Inc. (Colorado - 12.91%)
            Title Data, Inc. (Texas - 6.25%)
            Diversified Information Services Corporation (Arizona - 30%) Standard Title Company of America, Inc. (Illinois - 25%) WesTitle Agency, Inc. (Arizona)
            Real Estate Index, Inc. (Illinois)
            McLean County Title Company (Illinois)
            LaSalle County Title LLC (Illinois - 60%)
            Spring Services Corporation (California)
                  Spring Services Texas, Inc. (Texas)
            TPO, Inc. (Oklahoma)
            Title and Trust Company (Idaho)
            Baton Rouge Title Company, Inc. (Louisiana)
            The Title Company of Canada, Ltd.
            First Title and Abstract (Florida)
            Imaged Library Co., LLC (Washington - 50%)
            Yuma Title and Trust Company (Arizona)
                  Sentry Systems, Inc. (Arizona)
                  Yuma Title Agency (Arizona)
      Chicago Title and Trust Company Foundation (Illinois)(1)
      Title Accounting Services Corporation (Illinois)
      Iowa Land Services Corporation (Iowa)
      LC Investment Corporation (Indiana)
            The Lake County Trust Company (Indiana)
      RealInfo, LLC (Illinois - 50%)
      Ticor Financial Company (California)
      Chicago Title Agency of Central Ohio (Ohio)

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    (1)   A charitable foundation in which Chicago Title and Trust Company possesses no ownership interest.

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      Washington Title Company  (Washington)
      Heritage American Insurance Services (California)
      Decator Title Company (Illinois - 60%)
      Chicago Title Flood Services, Inc. (Delaware)
      Chicago Title Credit Services, Inc. (Delaware)
      Chicago Title Market Intelligence, Inc. (Massachusetts)
      TT Acquisition Corp. (Texas)
      Security Union Title Insurance Company (California)
            Land Title of Pierce County (Washington)
            Northwest Equities, Inc. (Texas)
            Guardian Title Company of Houston (Texas)
            RJW Development Company (New Jersey)
            Chicago Title Insurance Company of Oregon (Oregon)
                  Real Estate Exchange, Inc. (Oregon)
            Title-Tax, Inc. (California)
      Ticor Title Insurance Company (California)
            Commonwealth Title Co. (Washington)
      Universal Mortgage Services, Inc. (Delaware)